EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2016, relating to the consolidated financial statements of FNB Bancorp as of December 31, 2015 and 2014 and for each of the three years in the period ended December 2015.

/s/ Moss Adams LLP

Sacramento, California

March 18, 2016

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